UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

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                          RIVIERA HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

   Flag Luxury Riv, LLC; RH1, LLC; Rivacq LLC; Paul Kanavos; Robert Sillerman;
        Mitchell J. Nelson; Brett Torino; Barry Sternlicht; Matthew Eby;
              Michael D. Rumbolz; Larry duBoef; W. Dan Reichartz;
                        Thalia M. Dondero; Daniel W. Yih
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


The following press release was issued by Riv Acquisition Holdings, Inc. on May 8, 2007:

NEWS

FROM:             Riv Acquisition Holdings, Inc.
                  3753 Howard Hughes Parkway, Suite 101
                  Las Vegas, Nevada 89109

CONTACT:          Rubenstein Associates, Inc.
                  Rick Matthews (212) 843-8267 or rmatthews@rubenstein.com

                  Faiss Foley Warren
                  Helen Foley (702) 933-7777

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           INVESTOR GROUP REACTS TO LETTER FROM RIVIERA HOLDINGS BOARD

           Group Objects to Inaccurate Statements Made to Shareholders

LAS VEGAS, NEV, May 8, 2007 - Riviera Holdings (AMEX:RIV) stockholders affiliated with Riv Acquisition ("Riv Acquisition") said today they intend to continue advocating for the election of an objective and independent Board of Directors at the gaming company's Annual Meeting scheduled for May 15, 2007. The announcement came today after the current Riviera Holdings Board of Directors released a letter to shareholders containing statements that the group views as inaccurate.

In its letter, the Riviera Board questioned the independence of the alternate slate nominees, stated that the nominees would force a sale to Riv Acquisition, and made certain statements about the investor group's current and past offers for the company that need to be corrected.

The latest developments came after the Company said on Friday during its quarterly earnings call that it would start over with a process to "explore alternatives" including the possible sale of the Company. During the call, the Company refused to answer stockholder questions about Riv Acquisition's offer.

On behalf of the group, investor Paul Kanavos said, "We are very upset at the way the current Riviera Board has questioned the professional integrity of the individuals who have agreed to stand for election. These are individuals who are well known in the hotel and gaming industries as people of impeccable character. The Company stated that the independent board nominees will approve a below-market sale. In fact, they are completely independent with no vested interests in the ultimate outcome of Riviera's ownership situation."

Among other inaccuracies, Mr. Kanavos cited the Board's statement that Riv Acquisition refuses to engage in constructive negotiations. The truth is that on March 28 the group sent a letter to the Board offering to enter into a merger agreement. The Board responded that it was not in a position to consider the proposal based on certain provisions of Riviera's charter and Nevada corporate law. Riv Acquisition completely disagrees with the Board's stated reasons for not considering the proposal and has filed a lawsuit challenging those reasons.

Also, the Board characterized the proposal as "highly conditional." In fact, Riv Acquisition offered to enter into a merger agreement under substantially the same terms as the merger agreement previously entered into with the Company, with no additional conditions. That previous merger agreement contained no unusual conditions.

The Board also stated that Riv Acquisition is trying to enter into a "coercive transaction" to buy the company that will effectively preclude higher and better offers. Contrary to the Board's statement, the investor group has indicated to Riviera that it would agree to a "go shop" provision in a merger agreement that would allow the Board to seek better offers for a specified time period. This provision would force any other credible bidders to come forward.

In its statement, the Riviera Board said that it had solicited bids from over 100 parties. The fact is that the Company announced on November 8, 2005 that it had concluded its strategic process. Riv Acquisition remains the only credible bidder that has ever emerged.

Mr. Kanavos concluded, "We are very concerned, based on the response to our proposal, that the Board may not pursue all avenues to obtain the maximum value for shareholders. Accordingly we believe it would be in the best interests of all shareholders to elect a new objective and independent Board."

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